Exhibit B

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the Statement on Schedule 13G, and any further amendments thereto executed by each and any of us shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: February 27, 2009

                               POTOMAC CAPITAL MANAGEMENT LLC
                               By:   /s/ Paul J. Solit
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                                     Paul J. Solit, Managing Member

                               POTOMAC CAPITAL MANAGEMENT INC.
                               By:   /s/ Paul J. Solit
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                                     Paul J. Solit, President

                               PAUL J. SOLIT
                               By:   /s/ Paul J. Solit
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                                     Paul J. Solit